INVESTOR RIGHTS AGREEMENT


     THIS INVESTOR RIGHTS AGREEMENT (the "Agreement"), dated as of January 1, 2000, is entered into by and between ROLLINS TRUCK LEASING CORP., a Delaware corporation (the "Company"), UNITED PARCEL SERVICE OF AMERICA, INC., a Delaware corporation ("UPS") and UPS LOGISTICS GROUP, INC., a Delaware corporation and a wholly owned subsidiary of UPS (together with its successors and assigns, the "Investor").

           WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of November 12, 1999 (the "Stock Purchase Agreement"), by and among the Company, the Investor, UPS Truck Leasing, Inc., and Rollins Leasing Corp., the Investor will receive shares of Common Stock (as hereinafter defined) of the Company; and

           WHEREAS, the Investor and the Company desire to enter into this Agreement to set forth (i) certain mutual rights with respect to representation on the other party's board of directors and (ii) certain voting and liquidity matters with respect to the shares of Common Stock owned by the Investor.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1.    Certain Definitions.

           Affiliate: When used with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of the foregoing, the term "controls" (including the correlative meanings "controlled by or under "common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           Alliance Agreement: As defined in Section 8(c).

           Asset Purchase Agreement: As defined in the Preamble.

           Business Day: Any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

           Closing:  As defined in the Stock Purchase Agreement.

           Closing Price: As to any security, on any Trading Day means (i) the last reported sales price, regular way, for such Trading Day as reported on the principal national securities exchange on which such security is listed or admitted for trading or (ii) if such security is not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, for such Trading Day as reported on the National Market tier of The Nasdaq Stock Market or, if such security is not quoted on such National Market tier, the average of the highest bid and lowest asked prices on such Trading Day as reported on The Nasdaq Stock Market, or
(iii) if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.


           Commission: The Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

           Common Stock: The Common Stock of the Company, par value $1.00 per share.

           Company Indemnified Parties: The Company, its officers, directors, employees and agents, and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees and agents of the foregoing parties.

           Company Nominated Director: As defined in Section 8(a).

           Demand Notice: As defined in Section 2(b)(i).

           Demand Registration: As defined in Section 2(a).

           Derivative Security: As defined in the definition of Registrable Securities.

           Exchange Act: The Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, in each case as amended from time to time.

           Indemnified Party: A Person claiming a right to indemnification pursuant to Section 6 of this Agreement.

           Indemnifying Party: A Person required to provide indemnification pursuant to Section 6 of this Agreement.

           Investor Indemnified Parties: The Investor, its officers, directors, employees and agents, each Person (if any) who controls the Investor within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees and agents of the foregoing parties.
           Investor Nominated Director: As defined in Section 8(b).

           Losses: Any losses, claims, damages or liabilities, and any related legal or other fees and expenses.

           Maximum Number: As defined in Section 3(a).

           Other Holders: Holders of Common Stock of the Company other than the Investor.

           Person: Any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization or other entity.

           Piggyback Registration: As defined in Section 3(a).

           Piggyback Registration Right: As defined in Section 3(a).

           Prospectus: The prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

           Registrable Securities: All of (A) the shares of Common Stock now owned on the date hereof by the Investor and (B) any securities of the Company or its successors issued or issuable with respect to any shares referred to in clause (A) whether by way of conversion, exchange, dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

           Registration Expenses: As defined in Section 5(a).

           Registration Statement: A registration statement (including the related Prospectus) of the Company under the Securities Act on any form selected by the Company for which the Company then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of the Company) to be included therein in accordance with this Agreement by the applicable sellers in the manner described therein. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

           Rollins Family:  John W. Rollins, Sr. ("Rollins Sr."), John
W. Rollins, Jr. ("Rollins Jr."), Gary Rollins ("G. Rollins"), Henry
B. Tippie ("Tippie and together with Rollins Sr., Rollins Jr. and G. Rollins collectively referred to as "Rollins") or their Rollins Affiliates.
          (a)    Rollins Affiliates shall mean:
               (i) one or more members of the immediate family of a Rollins;
               (ii) a corporation the majority of the shares of which are owned, directly or indirectly, by one or more Rollins (or one or more members of the immediate family of a Rollins);
               (iii) a trust the majority of the beneficial interests of which are owned, directly or indirectly, by one or more Rollins (or one or more members of the immediate family of Rollins);
or
               (iv) a general or limited partnership the majority of the partnership interests in which are owned, directly or indirectly, by one or more Rollins (or one or more members of the immediate family of a Rollins).
          (b) For purposes of clause (a) above, "members of the immediate family shall be limited to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships."

           Securities Act: The Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, in each case as amended from time to time.

           Stockholder Expenses: As defined in Section 5(b).

           Term: The two (2) year period following the termination of the Alliance Agreement.

           Trading Day: Means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading, or The Nasdaq Stock Market, as applicable, if the Common Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day.
     2.    Demand Registration.
          (a) Demand Registration Rights. The Investor shall from the date hereof, and during the Term, have the right to require that the Company register under the Securities Act the offer or sale of all or a portion of the Registrable Securities, including the offer or sale of Registrable Securities upon issuance or settlement of any Derivative Security (any such registration is referred to as a "Demand Registration"). The Investor shall be entitled to two (2) Demand Registrations.
          (b)    Procedures for Demand Registrations.
               (i) The Investor shall exercise its right to a Demand Registration pursuant to this Section 2 by furnishing the Company with written notice of such request (a "Demand Notice") which sets forth the number of Registrable Securities requested to be so registered and the Investor's intended method or methods of distribution of such Registrable Securities.
               (ii) The Company shall be entitled in its sole discretion to delay undertaking efforts to register the Registrable Securities pursuant to this Section 2 in order to cause the effectiveness of the Registration Statement covering such Registrable Securities to coincide with the next open trading window for directors and executive officers of the Company following the release by the Company of quarterly or annual summary statements of revenues and earnings; provided, however, that in no event shall the Company be permitted hereunder to delay undertaking such efforts for a period of more than seventy-five (75) days from the date of receipt of a Demand Notice. Subject to the foregoing sentence, the Company shall use its best efforts to promptly file with the Commission (but in any case within 75 days from the date of the receipt of a Demand Notice a Registration Statement which shall cover all Registrable Securities requested to be registered as set forth above; provided, however, that in the event a Registration Statement is not filed within thirty
(30) days of the receipt of a Demand Notice, then the Investor may, by prompt written notice to the Company, withdraw its Demand Notice and thereafter the Investor shall not be deemed to have exercise its right to a Demand Registration. Subject to the provisions of Section 2(c) below, each Registration Statement may also include securities to be sold for the account of the Company or for any other stockholder of the Company not holding Registrable Securities.
          (c)    Underwriters; Priorities.
               (i) The Company shall have the right to select the lead managing underwriter for any underwritten public offering in connection with a Demand Registration and the Investor shall have the right to consent to such selection, which consent shall not be unreasonably withheld.
               (ii) If the lead managing underwriter of any underwritten public offering in connection with a Demand Registration determines that the aggregate number of Registrable Securities to be offered exceeds the number of shares that could be sold without having an adverse effect on the Company or such offering (including the price at which the Registrable Securities may be sold), then:
          (A) where only the Investor is offering shares, the number of Registrable Securities to be offered shall be reduced from the Investor's Registrable Securities, in the amount recommended by the lead managing underwriters; and
          (B) in other cases, such reduction shall be made first, from securities proposed to be offered by the Company and Other Holders; and second, from the Registrable Securities requested to be included in such offering by the Investor.
          (d)    No Demand Used Under Certain Circumstances;
Withdrawal.
               (i) The Investor shall not be obligated to proceed with any Demand Registration if less than 75% of the Registrable Securities requested to be registered by the Investor are included in such registration. If the Investor so elects not to proceed, the Investor shall not be deemed to have requested a Demand Registration in respect thereof.
               (ii) A Demand Registration shall not be deemed to have been effected for purposes of this Agreement until the applicable Registration Statement shall have been declared effective under the Securities Act by the Commission (and is not then subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason) for the period specified in Section 2(e).
               (iii) The Investor may, by prompt written notice to the Company, withdraw its Registrable Securities from inclusion in a Registration Statement if (A) the Registration Statement does not remain effective under the Securities Act for the period specified in
Section 2(e) due to a stop order, injunction or other order of the Commission or other governmental agency or (B) the Investor has sold less than sixty percent (60%) of the Registrable Securities. If such withdrawal occurs, such registration shall not be deemed to have been a Demand Registration by the Investor and the Company shall pay all Stockholder Expenses in connection with such registration.
          (e) Effectiveness of Registration Statement. In connection with any Demand Registration pursuant to this Section 2, the Company will use its best efforts to promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions as may be necessary to keep the Registration Statement and the Prospectus effective, current and in compliance with the provisions of the Securities Act, until the sooner to occur of (i) the sale of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 60th day following the effective date of such Registration Statement.
     3.    Piggyback Registration.
          (a) Notice of Piggyback Registration. If at any time during the Term the Company proposes to register under the Securities Act any of its securities (whether for an underwritten public offering or otherwise and whether for the Company or any stockholder of the Company) (other than a registration statement on Form S-4 or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to the Company's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan or other employee benefit plan), the Company shall give written notice to the Investor not later than twenty (20) days prior to the anticipated filing date of the applicable Registration Statement.
The Investor shall have the right (a "Piggyback Registration Right") to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed registration by giving the Company a written request to register any or all of the Investor's Registrable Securities of such same class or series in connection with the registration described in such written notice from the Company within five (5) days after such notice has been given by the Company (with such request stating (i) the amount of Registrable Securities to be included by the Investor in such registration and (ii) any other information that the Company reasonably requests be included in such Registration Statement) (such registration, a "Piggyback Registration"; provided, however, that the number of Registrable Securities the Investor may include in any single Piggyback Registration (the "Maximum Number" shall not exceed the greater of (i) 400,000 Registrable Securities or (ii) fifty percent (50%) of the number of shares of Common Stock to be sold in such offering by the Company and the Rollins Family and their Affiliates; and provided further that the Maximum Number shall never exceed 1,000,000 Registrable Securities. Upon receipt of such request, the Company will, subject to the provisions of Section 3(b) below, use its best efforts to cause all such Registrable Securities of such same class or series requested to be included in such Piggyback Registration to be so included.
          (b) Limitation on Inclusion of Registrable Securities; Priorities. If the proposed method of distribution in connection with a Piggyback Registration is an underwritten public offering and the lead managing underwriter thereof determines in good faith that the number of such Registrable Securities to be included in such offering would adversely affect the Company or such offering
(including an adverse effect on the price at which the securities proposed to be registered may be sold), the number of Registrable Securities to be offered for the account of the Investor, the Company and any Other Holders may be reduced to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such lead managing underwriter as follows:
               (A) in connection with an offering initiated by the Company, such reduction shall be made:first, from the securities intended to be offered by Other Holders;
               (B) second, from the securities requested to be included in such offering by the Investor and Rollins Family pro rata based on the number of shares of Common Stock each proposes to sell; and
               (C) last, from the securities to be offered for the account of the Company.
               (ii) in connection with an offering initiated by the Investor pursuant to Section 2, in accordance with Section
2(c)(ii)(B).
          (c) Withdrawal by Investor. The Investor may elect to withdraw its respective shares of Common Stock from inclusion in a Piggyback Registration at any time prior to five (5) Business Days prior to the then anticipated effective date of the applicable Registration Statement.
          (d) Underwriting Agreement. In connection with any Piggyback Registration involving an underwritten public offering, the Investor shall, as a condition to the Company's obligation hereunder with respect to the Investor's Registrable Securities, enter into an underwriting agreement or other similar arrangement in customary form with the managing underwriters of such offering.
     4.    Obligations with Respect to Registration.
          (a) Obligations of the Company. Whenever the Company is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall:
               (i) Use its best efforts to cause the applicable Registration Statement to become effective as soon as possible (but in no event prior to any date specified in writing to the Company by the Investor in a Demand Notice), and to prepare and file with the Commission any amendments and supplements to the Registration
Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus effective, current and in compliance with the provisions of the Securities Act, during the periods when the Company is required by this Agreement to keep the Registration Statement effective and current.
               (ii) Within a reasonable time not to exceed ten (10) Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing which the Company makes pursuant to the Exchange Act), furnish to the Investor and each underwriter, if any, of the Registrable Securities and other shares of Common
Stock covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Investor's (and its counsel) during such period, and the Company will not file any Registration Statement or any Prospectus or any amendment or supplement thereto containing any statements with respect to the Investor or the distribution of the Registrable Securities or other shares of Common Stock to be included in such Registration Statement for sale by the Investor if the Investor shall object in writing at least two (2) Business Days prior to the filing. Thereafter, the Company will furnish to the Investor and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor.
               (iii) After the filing of the Registration Statement, promptly notify the Investor of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify the Investor of such lifting or withdrawal of such order.
               (iv) Immediately notify the Investor at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities and other shares of Common Stock, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and promptly make available to the Investor any such supplement or amendment, and the Company will promptly prepare and furnish to the Investor a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities and other shares of Common Stock, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
               (v) Enter into customary agreements (including an underwriting agreement in customary form including customary indemnification provisions) and perform its obligations under any such agreement(s) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities and other shares of Common Stock.
               (vi) Make available for inspection by the Investor participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of such persons in connection with such Registration Statement. Information which the Company determines, in good faith, to be confidential and notifies such Persons is confidential shall not be disclosed by such Persons unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court, or other governmental agency or tribunal, of competent jurisdiction or (ii) such information becomes public other than through a breach by any such Person of the confidentiality obligations of such Persons.
               (vii) Provide, in the case of an underwritten public offering of Registrable Securities or other shares of Common Stock, pursuant to a request for a Demand Registration, for participation and cooperation by officers and employees of the Company for a maximum period of three (3) days per Demand
Registration (including travel) in customary "road show presentations. The Company and its senior management shall use their good faith efforts to assist the Investor in the sale of the Registrable Securities.
               (viii) Furnish, in the case of an underwritten public offering, to the Investor and to each underwriter a signed counterpart of (A) an opinion or opinions of outside counsel to the Company addressed to the Investor and underwriters (on which opinion the Investor and each such underwriter shall be entitled to rely) and
(B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the shares of Common Stock included in such Registration Statement or the managing underwriter therefor reasonably requests.
               (ix) Register or qualify the Registrable Securities and other shares of Common Stock covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Investor shall reasonably request, and do any and all other acts and things which may be necessary to enable the Investor to consummate the disposition in such jurisdictions of such Registrable Securities and other shares of Common Stock, respectively, in accordance with the method of distribution described in such Registration Statement; provided, that the Company shall in no event be required (A) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified, (B) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, (C) to execute or file any general consent to service of process under the laws of any jurisdiction or (D) to subject itself to taxation in any jurisdiction where it has not theretofore done so.
               (x) Use its best efforts to cause such Registrable Securities and other shares of Common Stock covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) and other shares of Common Stock are then listed or traded upon the sale of such Registrable Securities and/or shares of Common Stock pursuant to such Registration Statement.
               (xi) Make and keep information publicly available relating to the Company so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the Commission all reports and other documents required of the Company under the Securities Act and the Exchange Act in a timely manner.
               (xii) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of Section
11(a) of the Securities Act, and not file any amendment or supplement to such Registration Statement or Prospectus to which any of the Investor or other selling stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.
          (b) Selling Stockholders' Obligations. The Company's obligations under this Agreement to the Investor shall be conditioned upon the Investor's compliance with the following:
               (i) The Investor shall cooperate with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, the Investor will provide to the Company, in writing, for use in the Registration Statement, all information regarding the Investor, its intended method of disposition of the applicable Registrable Securities and other shares of Common Stock, and such other information as the Company may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Securities and other shares of Common Stock and to maintain the currency and effectiveness thereof.
          (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iv), the Investor will forthwith discontinue its offering and sale of Registrable Securities or other shares of Common Stock pursuant to the applicable Registration Statement until the Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(iv), and, in either case, if so directed by the Company, the Investor will deliver to the Company all copies in its possession of the most recent Prospectus covering such Registrable Securities and other shares of Common Stock at the time of receipt of such notice.
          (d) Underwriting Agreement. Neither the Company nor any other Person may participate in any underwritten public offering in connection with a Demand Registration or a Piggyback Registration unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons selecting the lead managing underwriter(s) for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.
          (e) Holdback. The Company agrees not to engage in any public sale or distribution of any securities of the same class or series as the Registrable Securities or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, such securities (other than on Forms S-4, S-8 or any successor or comparable forms, or any registrations pursuant to a dividend reinvestment plan, stock purchase plan or other employee benefit plan) during the ten days prior to and during the 90-day period (or such longer period as is requested by the underwriter) beginning on the effective date of any Registration Statement filed pursuant to any Demand Registration, but not including the delivery of Registrable Securities, except as part of such registration. The Company agrees to cause each holder of privately placed equity securities purchased after the date of this agreement and each stockholder with which it enters into registration rights or similar arrangements to agree to the restriction contained in the first sentence of this subsection (e).
     5.    Expenses of Registration.
          (a) Registration Expenses. Except as provided in paragraphs (b) and (c) below, all Registration Expenses incurred in connection with any Demand Registration or Piggyback Registration and the distribution of any Registrable Securities or other shares of Common Stock in connection therewith shall be borne by the Company.
For purposes of this Agreement, the term "Registration Expenses" shall mean all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws,
(iii) printing expenses (or comparable duplication expenses), delivery charges and escrow fees, (iv) fees and disbursements of counsel for the Company, (v) fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and fees and expenses relating to the preparation of any related review of Company matters pursuant to Statement of Accounting Standards 71, "Interim Financial Information"in connection therewith), (vi) fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses of listing the Registrable Securities or other shares of Common Stock covered by the Registration Statement on a securities exchange or over the counter market, and (viii) expenses associated with compliance with any other provision of this Agreement, including
Section 4(a)(vii).
          (b) Stockholder Expenses. The Investor shall pay all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, all underwriting or brokerage discounts and commissions and all fees and disbursements of counsel for the Investor attributable to the distribution of the Registrable Securities.
          (c) Internal Expenses of the Company. Notwithstanding any other provision of this Agreement, the Company shall be obligated to bear all internal expenses of the Company in connection with any Demand Registration or Piggyback Registration (including, without limitation, all salaries and expenses of its officers and employees performing accounting and legal functions and related expenses).
     6.    Indemnification.
          (a) By the Company. The Company agrees to indemnify and hold harmless each Investor Indemnified Party from and against any Losses to which such Investor Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each such Investor Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Investor Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, that the Company will not indemnify or hold harmless any Investor Indemnified Party from or against any such Losses (including any related expenses) to the extent such Losses (including any related expenses) result from an untrue statement, omission or allegation thereof which were made in reliance upon and in conformity with written information provided by or on behalf of the Investor specifically for use or inclusion in the applicable Registration Statement or Prospectus; provided, further, that if an Indemnified Party is an Investor Nominated Director (as defined in
Section 8(b)), such Indemnified Party shall be indemnified hereunder only for Losses incurred as a result of such Person's relationship to the Investor and not for Losses incurred as a result of services as a director. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Parties and shall survive the transfer of such securities by the Investor.
          (b) By Investor. The Investor agrees to indemnify and hold harmless each Company Indemnified Party from and against any Losses to which such Company Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of the Investor or any person who controls the Investor specifically for use or inclusion in the applicable Registration Statement or Prospectus; provided, that the Investor will not indemnify or hold harmless any Company Indemnified Party from or against any such Losses (including any related expenses) (i) to the extent the untrue statement, omission or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as the Investor advised the Company that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (ii) in an amount that exceeds the net proceeds received by the Investor from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of the Company Indemnified Parties, and shall survive the transfer of such securities by the Investor.
          (c) Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in a written opinion that there is or would be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties, which firm shall be designated in writing by the applicable Indemnified Parties;
provided, however, that the Indemnifying Party shall be liable for up to two separate firms of attorneys for the Indemnified Parties as are required if, as to any Indemnified Party, such Indemnified Party shall have been advised by counsel in a written opinion that there is or would be a conflict of interest between such Indemnified Party and any other Indemnified Party in the conduct of the defense of such action). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
          (d) Contribution. If the indemnification provided for under this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a), (b) or (c) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Losses. The relative fault of each Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or which was failed to be supplied by) such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If contribution based upon the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, is not available, then the Indemnifying Party shall contribute to the amount paid or payable by Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     7. Limitation on Other Registration Rights. Notwithstanding any other provision of this Agreement, without the prior written consent of the Investor, the Company shall not grant to any person any registration rights that have provisions that conflict with any of the rights granted to the Investor herein or that would cause the Investor's rights to be subordinated.
     8.    Board Representation.
          (a) The Company reserves the right to require that UPS elect an individual nominated by the Company ("Company Nominated Director" to the Board of Directors of the Investor (the "Investor Board" and shall reelect a Company Nominated Director at each annual meeting thereafter during the Board Term (as hereinafter defined).
Any change in the structure or classification of the Investor Board shall not affect the Company's right to have its nominee nominated for election to the Investor Board. Upon the termination, removal or resignation of a Company Nominated Director for any reason, the Company shall have the right to nominate a new Company Nominated Director to fill such vacancy, and the Investor shall use its best efforts to cause the election of such new Company Nominated Director to the Investor Board through action of the Investor Board or UPS, in either case at the discretion of the Investor Board or UPS, respectively. Further, if a Company Nominated Director shall not be elected as a director at any election, then the Investor shall use its best efforts to ensure that the Company Nominated Director obtains a seat on the Investor Board as soon as reasonably possible, whether by appointment of the Company Nominated Director to fill an existing or newly created vacancy on the Investor Board, by nomination at the next election of directors of the Investor or otherwise, provided that this provision shall not restrict the discretion of the Investor Board or UPS, respectively.
          (b) Investor reserves the right to require that the Board of Directors of Company (the "Company Board" appoint a nominee of the Investor ("Investor Nominated Director" to the Company Board and in connection therewith, the Company shall use its best efforts to amend its certificate of incorporation at the January 28, 2000 annual meeting in order to create the vacancy necessary to effect such an appointment. Thereafter, the Company Board shall elect and recommend to its stockholders an Investor Nominated Director for re-election to the Company Board at each annual meeting thereafter during the Board Term. The Company Board shall elect the Investor Nominated Director to serve on the Audit Committee of the Company Board to the extent permitted under applicable rules of the Commission and the New York Stock Exchange. Any change in the structure or classification of the Company Board shall not affect the Investor's right to have its nominee nominated for election to the Company Board. Upon the termination, removal or resignation of an Investor Nominated Director for any reason, the Investor shall have the right to nominate a new Investor Nominated Director to fill such vacancy, and the Company shall use its best efforts to cause the election of such new Investor Nominated Director to the Company Board through action of the Company Board or stockholders, in either case at the discretion of the Company Board or stockholders, respectively. Further, if an Investor Nominated Director shall not be elected as a director at any election, then the Company shall use its best efforts to ensure that the Investor Nominated Director obtains a seat on the Company Board as soon as reasonably possible, whether by appointment of the Investor Nominated Director to fill an existing or newly created vacancy on the Company Board, by nomination at the next election of directors of the Company or otherwise, in either case at the discretion of the Company Board or stockholders, respectively.
          (c) Upon the earlier to occur of (i) the termination of the Strategic Alliance Agreement by and between the Company, the Investor, Worldwide Dedicated Services, Inc. and Rollins Leasing
Corp., dated as of the date hereof (the "Alliance Agreement") or (ii) the Investor and its Affiliates ceasing to own at least 1,000,000 shares of Common Stock of Company (the "Board Term"), the Company will cause the Company Nominated Director, and the Investor will cause the Investor Nominated Director, to resign immediately from his/her respective Board positions, and the obligations of the Investor and Company in Sections 8(a) and (b) shall cease.
          (d) Notwithstanding anything set forth in this Agreement, the Company agrees that the right to require UPS to elect a Company Nominated Director to the Investor Board, as outlined in Section
8(a), shall not be exercised unless and until Investor requires the Company Board to appoint an Investor Nominated Director, as set forth in Section 8(b).
     9. Voting Agreement. On each matter presented for a vote of the stockholders of the Company, the Investor shall vote its shares of Common Stock either (i) in accordance with the recommendation of the Company Board or (ii) in the same percentages for and against such matter as the votes, cast by stockholders of the Company other than the Investor. Such obligation shall continue for two years following the termination of the Alliance Agreement.
     10.   Miscellaneous.
          (a) Notices. All notice, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by UPS next day air or document exchange, or facsimile transmission, as follows:
               (i)    if to the Company:

                      Rollins Truck Leasing Corp.
                      2200 Concord Pike
                      One Rollins Plaza
                      Wilmington, DE 19803
                      Fax No:  (302) 426-3815
                      Attn:       Patrick J. Bagley

           with a copy to :

                      Rollins Leasing Corp.
                      2200 Concord Pike
                      One Rollins Plaza
                      Wilmington, DE 19803
                      Fax No:  (302) 426-3555
                      Attn:       Klaus M. Belohoubek
               (ii)   if to the Investor:

                   UPS Logistics Group, Inc.
                   c/o United Parcel Service, Inc.
                   55 Glenlake Parkway
                   Atlanta, Georgia  30328
                   Fax No.:  (404) 828-6440
                   Attn:      Legal Department

             with a copy to:

             United Parcel Service, Inc.
             55 Glenlake Parkway
             Atlanta, Georgia 30328
             Fax No.: (404) 828-6400
             Attn:      Legal Department

             and to:

             King & Spalding
             191 Peachtree Street
             Atlanta, Georgia  30303-1763
             Fax No.:  (404) 572-5145
             Attn:      Michael J. Egan III

or to such other person or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three (3) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.
          (b) Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto, executed in the same manner as this Agreement. No consent, waiver or similar act shall be effective unless in writing.
          (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.
          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.
          (f) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any holder of Registrable Securities may transfer any of its rights hereunder to all of the Registrable Securities then held by such holder, without the consent of the Company, to any Affiliate that is a direct or indirect subsidiary of United Parcel Service, Inc. ("UPS, Inc.") or to any entity in which UPS, Inc. has or one of its subsidiaries has a majority ownership interest, whether such transfer is by sale, gift, assignment, pledge or otherwise. The Company shall be given written notice by the assigning party at the time of such assignment stating the name and address of the assignee, identifying the securities of the Company as to which the rights in question are being assigned and providing a description of the nature and extent of the rights that are being assigned. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including, without limitation, the provisions of this Section.
          (g) Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
          (h) Changes in Rollins Common Stock. To the extent that there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted to the Investor hereunder shall continue with respect to the Registrable Securities as so changed.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        ROLLINS TRUCK LEASING CORP.




                        By:___________________________________
                              Name:
                              Title:



                        UPS LOGISTICS GROUP, INC.




                        By:___________________________________
                              Name:
                              Title:



                        UNITED PARCEL SERVICE OF AMERICA, INC.




                        By:___________________________________
                              Name:
                              Title: